Exhibit 10(t)


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND IS SUBJECT TO SET-OFF, AS DESCRIBED IN THIS NOTE.


                       ONLINE ENVIRONS HOLDINGS, INC.

                      NON-NEGOTIABLE SUBORDINATED NOTE
                             DUE MARCH 31, 2005

$391,500                                                    Deerfield, Illinois
(subject to adjustment and/or                                   March 13, 2000
supplement as provided herein)


          FOR VALUE RECEIVED, the undersigned, ONLINE ENVIRONS HOLDINGS INC., a Delaware corporation (together with its successors, the "Corporation"), hereby promises to pay to Andrew J. Yu, (together with his successors and permitted assigns, the "Holder"), the aggregate principal amount of Three Hundred Ninety-One Thousand Five Hundred Dollars ($391,500), such principal amount subject to adjustment and/or supplement (on a pro rata basis with the holders of the Other Notes, as defined in Section 7.9) pursuant to Section 2.2(b)(i) and Section 2.3(a) of that certain Agreement and Plan of Merger by and between the Corporation, Online Environs, Inc., a Delaware corporation ("Online"), Holder and others dated of even date herewith, on the installment date stated in Section 1.2 hereof. Certain capitalized terms used in this Note are defined in
Article VI.

                                 ARTICLE I
                                  PAYMENT

          1.1 Interest. Subject to Article III, the outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to eight percent (8%) per annum from (but excluding) the date hereof to (and including) the Maturity Date. Subject to Article III, such interest shall be payable (i) annually in arrears, with respect to each fiscal year of the Corporation (or portion thereof) on the 120th day following the end of such Corporation's fiscal year (or portion thereof) ("Interest Payment Dates"), commencing with the period ending December 31, 2000, and (ii) on the Maturity Date.

          1.2 Principal. Subject to Article III, the Corporation shall pay the principal on this Note equal to $391,500 (or such lesser principal amount then outstanding) on the Maturity Date.

          1.3 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

          1.4 Series of Notes. This Note is one of a series of twenty-five
(25) notes issued pursuant to Section 2.2(b) of the Merger Agreement. The total principal amount of all notes issued in this series is $1,500,000. All payments of interest or principal on this Note shall be made pro rata with such payments made on all other notes in such series. The provisions of Article III herein shall be applied to the entire series of notes outstanding so that the holder of each note shall be entitled only to a pro rata share of any payments available to the entire series of notes.

                                ARTICLE II
                            PREPAYMENTS; SET-OFF

          2.1 Optional Prepayment. The Corporation shall have the right to prepay the principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, together with interest thereon accrued to the date of prepayment, and any such prepayment shall be applied to reduce the Corporation's principal payment obligations under Section 1.2 in the order of maturity of such payment obligations; provided, however, that so long as any Senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

          2.2 Set-off. Subject to the provisions of Article XII of the Merger Agreement and Section 7.8 herein, the Corporation shall be entitled to set-off and reduce any Amounts Payable hereunder for any obligations or liabilities of the Holder to the Corporation or any claims by the Corporation against the Holder. The Holder, by accepting this Note, hereby acknowledges and agrees to the foregoing provisions and any subsequent transferee or successor shall by becoming such transferee or successor be bound by the foregoing.

                                ARTICLE III
                               FREE CASH FLOW

          3.1 Payment Limitation. Notwithstanding any other provision of this Note, but subject to the provisions set forth in the last sentence of this Section 3.1, the Corporation shall only be required to pay interest, principal or any other Amounts Payable in respect of this Note if and to the extent the Corporation's Free Cash Flow for the Corporation's fiscal year immediately preceding the required payment date is sufficient and available to make such payment. If the Corporation's Free Cash Flow for such fiscal year is not sufficient to make such payments, then such payments will not be made nor be required to be made under this Note, and the Corporation's payment obligation under this Note will be deferred until the Corporation's Free Cash Flow would permit payment under this Article III, and such deferral of payment will not be an Event of Default under this Note, provided that the Maturity Date will not be deferred under this
Article III for more than two years, at which time, all principal of, interest on and other Amounts Payable in respect of this Note will be due and payable.

          3.2 Interest Limitation. If, as a result of Section 3.1, the Corporation does not pay interest on an Interest Payment Date, then such interest will be deferred (and will bear interest) and will be paid at the Maturity Date; provided, that the amount of such deferred interest in the aggregate will not exceed an amount equal to the interest that would accrue on the initial principal amount of this Note for two years ("Maximum Interest"). Any deferred interest that exceeds the Maximum Interest will not accrue or be payable under this Note and will be automatically eliminated.

          3.3 Principal and Amounts Payable Deferral. If, as a result of
Section 3.1, the Corporation does not pay principal or any other Amounts Payable (other than interest) on any required payment date, then such principal and Amounts Payable will be deferred (and not bear interest) and be paid at the Maturity Date.

          3.4 Allocation. If the Corporation's Free Cash Flow for any fiscal year is available to pay some, but not all, of the required payments, then such available Free Cash Flow will be allocated first to required principal payments, second to required interest payments, and then to required payments of any other Amounts Payable.

                                ARTICLE IV
                                  DEFAULTS

          4.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Corporation shall fail to pay within ten Business Days of the due date thereof any principal of this Note or shall fail to pay within ten Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within thirty (30) days after written notice thereof has been given by the Holder to the Corporation;

               (b) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

               (c) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, subject to the provisions of Article V, the Holder may, by notice to the Corporation and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such portions of the principal amount of this Note (and accrued interest thereon) shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the Corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation, provided, however, that the Events of Defaults specified in paragraph (a) will be subject to Article III.

                                 ARTICLE V
                               SUBORDINATION

           5.1 Loans Subordinated to Senior Indebtedness. Notwithstanding any provision of this Note to the contrary, the Corporation covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that all Amounts Payable shall be subordinated to the extent set forth in this Article V to the prior payment in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness. This Article V shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such Senior Indebtedness was created or acquired before or after the issuance of this Note). The provisions of this Article V are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against the Holder.

           5.2 Priority and Payment Over of Proceeds in Certain Events.

               (a) Upon any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of all or part of the assets and liabilities of the Corporation (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Indebtedness shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, before the Holder shall be entitled to receive any payment or distribution of assets of the Corporation relating to any Amounts Payable. Upon any Insolvency Event, any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, to which the Holder would be entitled relating to any Amounts Payable other than pursuant to the provisions of this Article V, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives for application to the payment or prepayment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               (b) If (x) there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness, unless and until such default shall have been cured or waived, the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise; or (y) an event (not involving the non-payment of any Senior Indebtedness) shall have occurred or, with the giving of notice, or passage of time, or both, would occur, that would allow holders of any Senior Indebtedness to accelerate or otherwise demand the payment thereof, and any holders of the Senior Indebtedness give notice of such event to the Corporation (the date that such notice is received by the Corporation is the "Notice Date"), the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion hereof) for cash, property, securities or otherwise during the period (the "Blockage Period") commencing on the Notice Date and ending on the earlier of (1) one year after the Notice Date if at the end of such one year period such event is not the subject of judicial proceedings and such Senior Indebtedness shall not have been accelerated, (2) the date such event is cured or waived to the satisfaction of the holders of the Senior Indebtedness, or (3) the date the holders of such Senior Indebtedness shall have given notice to the Corporation of the voluntary termination of the Blockage Period. By virtue of accepting this Note and the benefits hereof, during any time period during which payment of any part of Amounts Payable due under this Note is prohibited by any of the terms of this Note, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amounts Payable.

               (c) If, notwithstanding the foregoing provisions prohibiting payments or distributions, the Holder shall have received any payment of, or on account of, any Amounts Payable that was deferred pursuant to Article III or prohibited by this Article V, before all Senior Indebtedness shall have been paid in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Indebtedness and promptly paid over or delivered to the holders of the Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness; provided, that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of Senior Indebtedness.

               (d) So long as any Senior Indebtedness remains outstanding, or the commitment to make credit extensions of said Senior Indebtedness shall not have been terminated, the Holder will not be entitled to take, demand, or receive, directly or indirectly, by setoff, redemption, purchase or in any manner, any voluntary prepayment or other payment of any Amounts Payable in amounts or in a manner which are deferred pursuant to Article III or are in violation of the provisions of this Article V.

               (e) Upon any payment or distribution of assets referred to in Section 5.2(a), the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, or liquidating trustee delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

           5.3 Rights of Holders of Senior Indebtedness Not To Be Impaired, etc.

               (a) No right of any present or future holder of any Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

               (b) Article III and this Article V may not be amended without the written consent of each holder of the Senior Indebtedness and of the Holder, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Corporation or anyone in custody of its assets or property.

           5.4 Subrogation. Subject to and upon the payment in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, of all Senior Indebtedness, the Holder shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this Article V, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until all amounts due under this Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Article V, and no payment over pursuant to the provisions of this Article V to holders of such Senior Indebtedness by the Holder, shall, as among the Corporation, its creditors (other than holders of such Senior Indebtedness) and the Holder be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this
Article V are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder, on the other hand.

           5.5 Obligations of the Corporation Unconditional. Nothing contained in this Note is intended to or shall impair, as between the Corporation and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Corporation (other than the holders of Senior Indebtedness), except as provided in Section 5.2(b).

           5.6 Section 5 Not To Prevent Events of Default. The failure to make a payment of any Amounts Payable by reason of any provision of this
Article V shall not be construed as preventing the occurrence of an Event of Default under Section 5.1 hereof, except as provided in Section 5.2(b).

           5.7 Additional Rights of Holders of Senior Indebtedness. If the Senior Indebtedness has not been paid in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, at a time in which the Corporation is subject to an Insolvency Event, (a) the holders of the Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the Holder shall duly and promptly take, for the account of the holders of the Senior Indebtedness, as their interests may appear, such actions as the holders of the Senior Indebtedness may reasonably request to collect and receive all Amounts Payable by the Corporation in respect of this Note and to file appropriate claims or proofs of claim in respect of this Note. Upon request by the Corporation, the Holder of this Note shall deliver to the holders of Senior Indebtedness or parties contemplating becoming holders of Senior Indebtedness a written statement confirming that (i) the provisions (including the subordination provisions) of this Note are in full force and effect; and (ii) that such party is or will be entitled to rely upon and enjoy the benefits of the provisions (including the subordination provisions) of this Note as a holder of Senior Indebtedness.

           5.8 Senior Indebtedness Changes. By virtue of accepting this Note and the benefits hereof, the Holder hereby waives any and all notice of renewal, extension or accrual of any of the Senior Indebtedness, present or future, and agrees and consents that without notice to or consent of the
Holder: (a) the obligations and liabilities of the Corporation or any other party or parties under the Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold, exchanged, waived or released; (b) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the Holders and their representatives; (d) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Corporation or any guarantor of any of the Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released, all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Indebtedness provided for herein; and (e) the Corporation may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to Affiliates), or modify, restate, refinance, replace or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Corporation, without notice to or approval by the Holder.

           5.9 Waivers. In the event the holders of Senior Indebtedness elect to exercise their remedies to liquidate any collateral given to secure the Senior Indebtedness, the Holder hereby waives any right it may have to contest the validity of or the value obtained as a result of the exercise of remedies by the holders of Senior Indebtedness, including, but not limited to, a foreclosure, a sale pursuant to the Uniform Commercial Code or the acceptance by the holders of Senior Indebtedness in lieu of foreclosure. The Holder further waives any right it may have either in or out of any bankruptcy or similar proceeding to challenge any action taken by the holders of Senior Indebtedness as either a preference or fraudulent conveyance and further agrees not to take any active role in such a proceeding other than the filing of claim in any such proceeding, which claim shall be subordinate (to the extent set forth above) to the claims of the holders of Senior Indebtedness.

                                ARTICLE VI
                                DEFINITIONS

         For purposes of this Note, the following terms have the meanings set forth below.

         "Affiliate" means Jordan Industries, Inc. and its respective direct and indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

         "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

         "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in New York City are required or authorized by law to close.

         "Capital Expenditures" means the capital expenditures of the Corporation, determined in accordance with generally accepted accounting principles, consistently applied.

         "Closing Date" means the date on which the transactions contemplated by the Merger Agreement are consummated.

         "Default" means any condition or event that constitutes an Event of Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Free Cash Flow" means, for any period, (i) the consolidated net income (or net deficit) of the Corporation and its subsidiaries (excluding, however, (A) all extraordinary and other non-recurring items of income, but not loss, and (B) all interest income as reflected in the Corporation's financial statements); plus (ii) interest (including deferred financing fees and expense) and other expense in respect of the Corporation's Indebtedness (including intercompany Indebtedness or Indebtedness owed to Affiliates) charged, accrued or otherwise allocated against such net income; plus (iii) expenses for amortization charged, accrued or otherwise allocated against such net income; plus (iv) expenses for depreciation (including increased depreciation and increased inventory values resulting from purchase accounting in connection with acquisitions and business combinations) charged, accrued or otherwise allocated against such net income; plus (v) any reductions in Working Capital from the beginning to the end of such period; minus (vi) payments of interest and principal on Indebtedness (other than required interest and principal payments on this Note) paid or accrued during such period or otherwise payable on the applicable payment date; provided, however, that the aggregate amount of the principal payments on the Senior Indebtedness included in this calculation of Free Cash Flow shall not exceed the amount set forth in Exhibit A attached hereto for the period in question whether or not paid during such period; minus (vii) any increases in Working Capital from the beginning to the end of such period; minus (viii) Capital Expenditures during such period. Free Cash Flow will reflect selling, general and administrative expense, management, consulting and service fees, general and overhead, allocated to the Corporation by its Affiliates. Free Cash Flow will be determined by the Corporation's Board of Directors by reference to the Corporation's financial statements, prepared in accordance with generally accepted accounting principles, consistently applied, whose determination will be final, binding, conclusive and non-appealable.

         "Indebtedness" means the principal, interest (including any interest accruing subsequent to an event specified in Section 4.1(b) or 4.1(c) at the rate specified in the applicable contract, whether or not a claim for such interest is allowed in any such proceeding or case); premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities and other amounts due on or in connection with any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of any person or entity prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, the guarantee by any person or entity of items that would be included within this definition.

         "Maturity Date" means March 31, 2005 subject to extension to a later date as provided by the terms of this Note, but in no event shall it mean a date later than March 31, 2007.

         "Merger Agreement" means the Merger Agreement dated as of February 20, 2000 among the Corporation, Online, the Holder and others, as the same has been or may be amended from time to time.

         "Note" means this Non-Negotiable Subordinated Note due March 31,
2005.

         "Senior Indebtedness" shall mean any Indebtedness of the Corporation (including, without limitation, any intercompany Indebtedness), now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note. Nothing in this Note shall restrict an Affiliate of the Corporation from being a holder of Senior Indebtedness. Indebtedness owed to Affiliates will be Senior Indebtedness for purposes of this Note. Notwithstanding anything herein to the contrary, Senior Indebtedness shall include any payables, accrued expenses, fees or other amounts due to an Affiliate of the Corporation. Notwithstanding anything herein to the contrary, none of the obligations or liabilities of the Corporation to Holder shall be included in Senior Indebtedness.

         "Subsidiary" of a person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

         "Working Capital" means the difference of (a) the sum of Corporation's net account receivables, inventories (net of reserves), and prepaid expenses, minus (b) the sum of accounts payable and accrued expenses, determined in accordance with generally accepted accounting principles, consistently applied.

                                ARTICLE VII
                               MISCELLANEOUS

           7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

               (a)   If to the Corporation to:


                     Thomas H. Quinn, President
                     Todd J. Lanscioni, Vice President
                     ONLINE ENVIRONS HOLDINGS, INC.
                     ArborLake Centre, Suite 550
                     1751 Lake Cook Road
                     Deerfield, Illinois  60015
                     Telephone:       847-945-5591
                     Telecopier:      847-945-5698

               with a copy to:

                     G. Robert Fisher, Esq.
                     Steven L. Rist, Esq.
                     Mitchell E. Albert, Esq.
                     SONNENSCHEIN NATH & ROSENTHAL
                     4520 Main Street, Suite 1100
                     Kansas City, Missouri  64111
                     Telephone:       816-460-2400
                     Facsimile:       816-531-7545

               (b)   If to the Holder, to:


                     Mr. Andrew J. Yu, President
                     Online Environs, Inc.
                     201 Broadway, 7th Floor
                     Cambridge, Massachusetts 02139-1955
                     Telephone:       617-577-0202
                     Facsimile:       617-577-0772

               with a copy to:

                     Dennis White, Esq.
                     Sullivan & Worcester, LLP
                     One Post Office Square
                     Boston, Massachusetts 02109
                     Telephone:       617-338-2939
                     Facsimile:       617-338-2880

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

           7.2 No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in related or similar circumstances requiring such notice.

           7.3 Amendments and Waivers. Subject to Section 5.3, any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Holder.

           7.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holder of this Note agrees that it will not (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, by operation of law or otherwise, this Note or any interest therein or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note. The holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

           7.5 Replacement Note. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Holder and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

           7.6 Corporation's Obligations. The Holder agrees and acknowledges that this Note and the Corporation's obligations hereunder and for all Amounts Payable are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note or any Amounts Payable, and Holder hereby releases them from any such obligation of liability.

           7.7 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE

OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO
SECTION 7.8, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 7.7 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

           7.8 ARBITRATION. THE HOLDER HEREBY WAIVES AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE. THE HOLDER AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY APPROPRIATE COURT OF THE TYPE DESCRIBED IN SECTION 7.7 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

           7.9 Representative. The Corporation and Holder hereby acknowledge and agree that Holder shall be designated as the representative of all other holders (the "Other Holders") of subordinated notes (the "Other Notes") issued by the Corporation pursuant to Section 2.2(b) of the Merger Agreement solely for the purpose of receiving notices and communications from the Corporation pursuant to Section 7.1 of this Note and the Other Notes for and on behalf of the Other Holders.

                   [SIGNATURES ARE ON THE FOLLOWING PAGE]

                                    ONLINE ENVIRONS HOLDINGS, INC.



                                    By:
                                        ----------------------------------
                                        Todd J. Lanscioni, Vice President


The Holder, by his signature below, acknowledges his rights and obligations pursuant to, and agrees to the provisions set forth in, Section 7.9.

                                    HOLDER


                                    By:
                                         ----------------------------------
                                                   Andrew J. Yu

                                 EXHIBIT A

                           AMORTIZATION SCHEDULE

        FISCAL YEAR ENDED                  PRINCIPAL AMOUNT
        -----------------                  ----------------
        December 31, 1999                        $0
        December 31, 2000                        $100,000
        December 31, 2001                        $500,000
        December 31, 2002                        $1,000,000
        December 31, 2003                        $1,250,000
        December 31, 2004                        $900,000

         The Corporation and Holder agree that if the Corporation acquires any business after the Closing, any Senior Indebtedness attributable to such acquisition shall be divided by five and an equal one-fifth portion shall be added to the principal amount for each remaining year on this amortization schedule.




























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